Exhibit 99.1

LIXTE BIOTECHNOLOGY ANNOUNCES APPOINTMENT OF PROFESSOR RENÉ BERNARDS TO ITS BOARD OF DIRECTORS

Bernards is internationally recognized for his contributions to the development of effective anti-cancer drugs from their earliest stages through clinical use

PASADENA, CA, June 15, 2022 — LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT), a clinical-stage pharmaceutical company focused on developing and commercializing cancer therapies, announced the appointment of Professor René Bernards to its Board of Directors. Professor Bernards will serve as an independent director.

Dr. John S. Kovach, Founder and Chief Executive Officer of Lixte, commented, “We are very pleased to welcome Professor Bernards to our Board of Directors and we look forward to his insight and guidance, as well as benefiting from his extensive experience in the development of effective anti-cancer drugs from their earliest stages through clinical use. Professor Bernards is a leader in the field of molecular carcinogenesis, working at the Netherlands Cancer Institute in Amsterdam. His research focuses on identifying effective new drug combinations, new drug targets, and mechanisms of resistance to anti-cancer drugs. He has also co-founded four biotechnology companies to bring his scientific discoveries to clinical oncology practice.”

Dr. Kovach continued, “Professor Bernards has received many awards recognizing his excellence in cancer research. He is a member of the Royal Netherlands Academy of Sciences, an International Honorary Member of the American Academy of Arts and Sciences and an International member of the National Academy of Sciences (USA). Additionally, he is a fellow of the American Association for Cancer Research (AACR) and received the Princess Takamatsu Memorial Lectureship at this year’s AACR annual meeting where he presented new data on the unexpected effectiveness of Lixte’s lead clinical compound, LB-100, when given with a variety of standard and investigational anti-cancer compounds that have only modest activity on their own.”

Dr, Kovach concluded, “We have no doubt that the company will benefit from Professor Bernards’ experience in anti-cancer drug development as Lixte proceeds with clinical development of LB-100, its first-in-class protein phosphatase 2A (PP2A) inhibitor.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT), is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. Major drivers of cancer are defects in the switches that turn the biochemical pathways in cells on or off. Most cancer research over the past 30 years has focused on the “on” switches because the “off” switches, especially the master “off” switch protein phosphatase (PP2A), were believed to cause intolerable toxicity in patients. LIXTE has achieved a breakthrough with its novel, first-in-class lead clinical compound and PP2A inhibitor, LB-100, demonstrating that LB-100 is readily tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Initial proof-of-concept clinical trials are in progress.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

Lixte Contact:

info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533